                                  EXHIBIT 23D
                                  -----------

                          Consent of Ernst & Young LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 8, 1996, except for Note 6 and 13, as to which the date is August 23, 1996, with respect to the audited financial statements of AMSERV HEALTHCARE INC., included in the Proxy Statement of Extended Family Care Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Extended Family Care Corporation.



                                            ERNST & YOUNG LLP


San Diego, California
July 23, 1997